UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 7, 2005

NASTECH PHARMACEUTICAL COMPANY INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-13789	11-2658569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3450 Monte Villa Parkway
Bothell, Washington	98021
(Address of Principal Executive Offices)	(Zip Code)
(425) 908-3600
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On September 8, 2005, Nastech Pharmaceutical Company Inc. (the “Company”) issued a press release announcing the resignation of Gregory L. Weaver as Chief Financial Officer, Secretary and an employee of the Company effective as of September 7, 2005. Mr. Weaver will serve as a consultant to the Company until December 7, 2005. In connection with Mr. Weaver’s resignation, the Company and Mr. Weaver have entered into an Agreement, Release and Waiver dated as of September 7, 2005, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective September 7, 2005, Gregory L. Weaver resigned as Chief Financial Officer, Secretary and an employee of the Company. See “Item 1.01 – Entry Into a Material Definitive Agreement.”
     In connection with the resignation of Mr. Weaver, the Company announced that Philip C. Ranker, Vice President of Finance, will act as interim Chief Financial Officer and interim Secretary of the Company, and in that capacity he will assume the additional responsibilities of principle financial officer. In addition, Bruce R. York, Senior Director, Accounting and Corporate Controller, will act as interim Chief Accounting Officer and interim Assistant Secretary of the Company, and in that capacity he will assume the additional responsibilities of principal accounting officer.
     Mr. Ranker has served as the Company’s Vice President of Finance since August 2004. Prior to joining the Company, Mr. Ranker served as Director of Finance of ICOS Corporation from 2001 to 2004. Mr. Ranker also served as Assistant Corporate Controller of Scholastic Corporation from 1999 to 2000 and was employed by Aventis Pharma from 1984 to 1999, during which time Mr. Ranker held positions of Accounting Supervisor, Finance Manager, Business Manager and Senior Finance Director. Mr. Ranker was employed as a Certified Public Accountant by Peat Marwick from 1981 to 1984. Mr. Ranker earned a B.S. in accounting from the University of Kansas. Mr. Ranker received his Certified Public Accountant license in 1982.
     Mr. York has served as the Company’s Senior Director, Accounting and Corporate Controller since August 2004. Prior to joining the Company, Mr. York was Vice President, Chief Financial Officer and Corporate Secretary of Cellular Technical Services Company, Inc. from 1999 to 2004. Mr. York also served as Director of Finance for Cell Therapeutics, Inc. from 1998 to 1999, and was employed by Physio Control International Corporation from 1987 to 1998, during which time Mr. York held positions of Director of Business Planning, Director of Finance – Europe, Director of Finance and Corporate Controller and Manager of Tax and Assets. Mr. York was employed as a Certified Public Accountant by Price Waterhouse from 1978 to 1987. Mr. York earned a B.A. in government from Dartmouth College in Hanover, New Hampshire and an M.B.A. in finance and accounting from the Amos Tuck School of Business at Dartmouth. Mr.

York received his Certified Public Accountant license in 1979.
     In connection with the foregoing, the Company hereby files the following documents:
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description
10.1	Agreement, Release and Waiver by and between Nastech Pharmaceutical Company Inc. and Gregory L. Weaver dated September 7, 2005.

99.1	Press Release of Nastech Pharmaceutical Company Inc. dated September 8, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASTECH PHARMACEUTICAL COMPANY INC.

Dated: September 8, 2005	By:	/s/ Steven C. Quay

Steven C. Quay Chairman of the Board, President and Chief Executive Officer
EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement, Release and Waiver by and between Nastech Pharmaceutical Company Inc. and Gregory L. Weaver dated September 7, 2005.

99.1	Press Release of Nastech Pharmaceutical Company Inc. dated September 8, 2005.